Exhibit 99.1

Brightcove Announces Financial Results for Fourth Quarter and Fiscal Year 2019

BOSTON, MA (February 19, 2020) – Brightcove Inc. (Nasdaq: BCOV), the leading provider of cloud services for video, today announced financial results for the fourth quarter and fiscal year ended December 31, 2019.

“Brightcove made significant progress on its strategic priorities in the fourth quarter, highlighted by the release of Brightcove Beacon, our new OTT platform and the first of our purpose-built applications. Together with Brightcove Campaign, our new demand generation marketing application, and other upcoming releases, we have developed the strongest product portfolio in our history,” said Jeff Ray, Brightcove’s Chief Executive Officer.

Ray added, “2019 was an important year for Brightcove. We stabilized the business, developed exciting new applications and revamped our go-to-market team. We have now substantially completed the work needed to position the company for success. We believe 2020 is the year we will bring this hard work together and start to drive faster growth and improved profitability.”

Fourth Quarter 2019 Financial Highlights:

•

Revenue for the fourth quarter of 2019 was $47.6 million, an increase of 16% compared to $40.9 million for the fourth quarter of 2018. Subscription and support revenue was $44.6 million, an increase of 18% compared to $37.8 million for the fourth quarter of 2018.

•

Gross profit for the fourth quarter of 2019 was $28.8 million, representing a gross margin of 61% compared to a gross profit of $24.4 million for the fourth quarter of 2018. Non-GAAP gross profit for the fourth quarter of 2019 was $29.7 million, representing a non-GAAP gross margin of 62%, compared to a non-GAAP gross profit of $24.8 million for the fourth quarter of 2018. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Loss from operations was $6.9 million for the fourth quarter of 2019, compared to a loss from operations of $2.5 million for the fourth quarter of 2018. Non-GAAP operating income, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expense, was $2.2 million for the fourth quarter of 2019, compared to non-GAAP operating income of $237,000 during the fourth quarter of 2018.

•

Net loss was $6.7 million, or $0.17 per diluted share, for the fourth quarter of 2019. This compares to a net loss of $2.6 million, or $0.07 per diluted share, for the fourth quarter of 2018. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expense, was $2.4 million for the fourth quarter of 2019, or $0.06 per diluted share, compared to non-GAAP net income of $147,000 for the fourth quarter of 2018, or $0.00 per diluted share.

•

Adjusted EBITDA was $3.5 million for the fourth quarter of 2019, compared to adjusted EBITDA of $1.4 million for the fourth quarter of 2018. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow from operations was $2.1 million for the fourth quarter for 2019, compared to $2.8 million for the fourth quarter of 2018.

•

Free cash flow was negative $336,000 after the company invested $2.4 million in capital expenditures and capitalization of internal-use software during the fourth quarter of 2019. Free cash flow was $2.1 million for the fourth quarter of 2018.

•	Cash and cash equivalents were $22.8 million as of December 31, 2019 compared $22.6 million at September 30, 2019.

Full Year 2019 Financial Highlights:

•

Revenue for the full year 2019 was $184.5 million, an increase of 12% compared to $164.8 million for 2018. Subscription and support revenue for 2019 was $173.8 million, an increase of 15% compared to $150.9 million for 2018.

•

Gross profit was $109.0 million for 2019, representing a gross margin of 59%, compared to $98.2 million for 2018. Non-GAAP gross profit was $111.6 million for 2019, representing a non-GAAP gross margin of 60%, compared to $100.6 million for 2018. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Loss from operations was $21.1 million for 2019, compared to a loss from operations of $13.1 million for 2018. Non-GAAP income from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and executive severance and restructuring expense, was $3.6 million for 2019, compared to non-GAAP loss from operations of $2.2 million for 2018.

•

Net loss was $21.9 million, or $0.58 per diluted share, for 2019. This compares to a net loss of $14.0 million, or $0.39 per diluted share, for 2018. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and executive severance and restructuring expense, was $2.8 million for 2019, or $0.07 per diluted share, compared to non-GAAP net loss of $3.1 million for 2018, or $0.09 per diluted share.

•

Adjusted EBITDA was $8.8 million for 2019, compared to an adjusted EBITDA of $2.3 million for 2018. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, executive severance and restructuring expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow from operations was $2.7 million for 2019, compared to cash flow from operations of $2.6 million for 2018.

•

Free cash flow was negative $4.6 million after the company invested $7.3 million in capital expenditures and capitalization of internal-use software during 2019. Free cash flow was negative $2.0 million for 2018.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Fourth Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $83,400 in the fourth quarter of 2019, excluding starter customers who had average annualized revenue of $4,600 per customer. This compares to $75,000 in the comparable period in 2018.

•	Recurring dollar retention rate was 89% in the fourth quarter of 2019, which was below our target of the low to mid 90 percent range.

•	Ended the quarter with 3,595 customers, of which 2,338 were premium.

•

New customers and customers who expanded their relationship during the fourth quarter include: Docusign, National Association of the Deaf, Format, Mob Kitchen, Tele-Quebec, Dynata Global UK Limited, and Rakuten, among others. These organizations cited several reasons for selecting Brightcove including its reliability and leadership position in the market, as well as its ability to help scale and reach their target audiences on a broad range of devices, while providing data insights and analytics to better understand market needs.

•

Announced the general availability of Brightcove Beacon™, a new SaaS-based OTT platform. Brightcove Beacon empowers customers to deliver captivating OTT experiences on a breadth of devices, with the flexibility of multiple monetization models to fit any business need.

•

Announced Brightcove Campaign™, a purpose-built application that enables marketers to easily create video-driven marketing campaigns that yield insightful data with the ability to compare video performance to a variety of industry benchmarks. Marketers can now generate, maintain, and optimize campaigns, and boost overall marketing efficiency all from one app built to seamlessly fit into their daily workflows.

•

Published the Q3 Brightcove Global Video Index, a report that analyzes hundreds of millions of recent data points from Brightcove’s media customers globally to provide insights into how viewers are watching video content, which devices they are using, and what types of content they are consuming across these various devices. One of the key highlights from this quarter’s report was growing consumer demand for streaming sports content, which showed strong growth across all devices types, with 54% of all sports video views on smartphones.

Business Outlook

Based on information as of today, February 19, 2020, the Company is issuing the following financial guidance.

First Quarter 2020:

•	Revenue is expected to be in the range of $46.8 million to $47.8 million, including approximately $2.6 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $1.3 million to $2.3 million, which excludes stock-based compensation of approximately $2.5 million, the amortization of acquired intangible assets of approximately $1.0 million and merger-related expense of $5.5 million.

•

Adjusted EBITDA is expected to be in the range of $2.8 million to $3.8 million, which excludes stock-based compensation of approximately $2.5 million, the amortization of acquired intangible assets of approximately $1.0 million, merger-related expense of $5.5 million, depreciation expense of approximately $1.5 million and other income/expense and the provision for income taxes of approximately $300,000.

•

Non-GAAP net income per diluted share is expected to be $0.03 to $0.05, which excludes stock-based compensation of approximately $2.5 million, the amortization of acquired intangible assets of approximately $1.0 million, and merger-related expense of $5.5 million and assumes approximately 39.7 million weighted-average shares outstanding.

Full Year 2020:

•	Revenue is expected to be in the range of $192.0 million to $196.0 million, including approximately $11.0 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $8.7 million to $12.7 million, which excludes stock-based compensation of approximately $9.2 million, the amortization of acquired intangible assets of approximately $3.4 million and merger-related expense of $6.0 million.

•

Adjusted EBITDA is expected to be in the range of $14.0 million to $18.0 million, which excludes stock-based compensation of approximately $9.2 million, the amortization of acquired intangible assets of approximately $3.4 million, merger-related expense of $6.0 million, depreciation expense of approximately $5.3 million and other income/expense and the provision for income taxes of approximately $1.2 million.

•

Non-GAAP net income per diluted share is expected to be $0.19 to $0.29, which excludes stock-based compensation of approximately $9.2 million, the amortization of acquired intangible assets of approximately $3.4 million and merger-related expense of $6.0 million and assumes approximately 40.2 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, February 19, 2020, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13699086. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for managing, delivering, and monetizing video experiences on every screen. A pioneering force in the world of online video since the company’s founding in 2004, Brightcove’s award-winning technology, unparalleled services, extensive partner ecosystem, and proven global scale have helped thousands of companies in over 70 countries achieve better business results with video. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter of 2020 and full year 2020, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; the timing and successful integration of the Ooyala acquisition; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses and executive severance and restructuring expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, executive severance and restructuring expense, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with an acquisition. Executive severance and restructuring expense represents severance paid to the former interim CEO of the company and costs to restructure certain parts of the company with the intent of aligning skills with the company’s strategy and facilitating cost efficiencies and savings. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$22,759	$29,306
Accounts receivable, net of allowance	31,181	23,264
Prepaid expenses and other current assets	11,884	11,936

Total current assets	65,824	64,506
Property and equipment, net	12,086	9,703
Operating lease right-of-use asset	16,912	—
Intangible assets, net	13,875	5,919
Goodwill	60,902	50,776
Other assets	3,268	2,452

Total assets	$172,867	$133,356

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,917	$7,712
Accrued expenses	20,925	13,982
Operating lease liability	6,174	—
Deferred revenue	49,260	39,846

Total current liabilities	86,276	61,540
Operating lease liability, net of current portion	11,701	—
Other liabilities	767	1,202

Total liabilities	98,744	62,742
Stockholders’ equity:
Common stock	39	37
Additional paid-in capital	276,365	251,122
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(785)	(952)
Accumulated deficit	(200,625)	(178,722)

Total stockholders’ equity	74,123	70,614

Total liabilities and stockholders’ equity	$172,867	$133,356

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Subscription and support revenue	$44,626	$37,765	$173,818	$150,941
Professional services and other revenue	2,977	3,099	10,637	13,892

Total revenue	47,603	40,864	184,455	164,833
Cost of revenue: (1) (2)
Cost of subscription and support revenue	16,827	13,588	67,064	53,311
Cost of professional services and other revenue	1,973	2,889	8,405	13,313

Total cost of revenue	18,800	16,477	75,469	66,624

Gross profit	28,803	24,387	108,986	98,209

Operating expenses: (1) (2)
Research and development	9,385	7,884	32,535	31,716
Sales and marketing	14,725	13,267	60,375	55,775
General and administrative	8,207	5,047	25,692	23,103
Merger-related	3,356	716	11,447	716

Total operating expenses	35,673	26,914	130,049	111,310

Loss from operations	(6,870)	(2,527)	(21,063)	(13,101)
Other income (expense), net	197	101	(280)	(326)

Net loss before income taxes	(6,673)	(2,426)	(21,343)	(13,427)
Provision for income taxes	39	191	560	601

Net loss	$(6,712)	$(2,617)	$(21,903)	$(14,028)

Net (loss) income per share—basic and diluted
Basic	$(0.17)	$(0.07)	$(0.58)	$(0.39)
Diluted	(0.17)	(0.07)	(0.58)	(0.39)

Weighted-average shares—basic and diluted
Basic	38,891	36,532	38,028	35,808
Diluted	38,891	36,532	38,028	35,808
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$342	$108	$683	$481
Cost of professional services and other revenue	66	87	289	242
Research and development	589	349	1,444	1,281
Sales and marketing	1,302	492	2,713	2,377
General and administrative	2,456	591	4,130	2,268
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$495	$254	$1,621	$1,651
Sales and marketing	468	167	1,584	666

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
	2019	2018
Operating activities
Net loss	$(21,903)	$(14,028)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,422	6,796
Stock-based compensation	9,259	6,649
Provision for reserves on accounts receivable	1,137	199
Changes in assets and liabilities:
Accounts receivable	(5,537)	2,791
Prepaid expenses and other current assets	1,213	294
Other assets	(758)	(418)
Accounts payable	1,682	1,197
Accrued expenses	6,749	326
Operating leases	(302)	—
Deferred revenue	2,746	(1,256)

Net cash provided by operating activities	2,708	2,550

Investing activities
Cash paid for acquisition, net of cash acquired	(5,339)	—
Purchases of property and equipment, net of returns	(1,047)	(1,538)
Capitalization of internal-use software costs	(6,232)	(2,993)

Net cash used in investing activities	(12,618)	(4,531)

Financing activities
Proceeds from exercise of stock options	3,473	5,757
Other financing activities	(296)	(507)

Net cash provided by financing activities	3,177	5,250

Effect of exchange rate changes on cash and cash equivalents	186	(95)

Net increase (decrease) in cash and cash equivalents	(6,547)	3,174
Cash and cash equivalents at beginning of period	29,306	26,132

Cash and cash equivalents at end of period	$22,759	$29,306

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GROSS PROFIT:
GAAP gross profit	$28,803	$24,387	$108,986	$98,209
Stock-based compensation expense	408	195	972	723
Amortization of acquired intangible assets	495	254	1,621	1,651

Non-GAAP gross profit	$29,706	$24,836	$111,579	$100,583

LOSS FROM OPERATIONS:
GAAP loss from operations	$(6,870)	$(2,527)	$(21,063)	$(13,101)
Stock-based compensation expense	4,755	1,627	9,259	6,649
Amortization of acquired intangible assets	963	421	3,205	2,317
Merger-related	3,356	716	11,447	716
Executive severance & restructuring	—	—	752	1,199

Non-GAAP income (loss) from operations	$2,204	$237	$3,600	$(2,220)

NET LOSS:
GAAP net loss	$(6,712)	$(2,617)	$(21,903)	$(14,028)
Stock-based compensation expense	4,755	1,627	9,259	6,649
Amortization of acquired intangible assets	963	421	3,205	2,317
Merger-related	3,356	716	11,447	716
Executive severance & restructuring	—	—	752	1,199

Non-GAAP net income (loss)	$2,362	$147	$2,760	$(3,147)

GAAP diluted net loss per share	$(0.17)	$(0.07)	$(0.58)	$(0.39)

Non-GAAP diluted net income (loss) per share	$0.06	$0.00	$0.07	$(0.09)

Shares used in computing GAAP diluted net loss per share	38,891	36,532	38,028	35,808
Shares used in computing Non-GAAP diluted net income (loss) per share	39,691	37,421	39,104	35,808

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net loss	$(6,712)	$(2,617)	$(21,903)	$(14,028)
Other (income) expense, net	(197)	(101)	280	326
Provision for income taxes	39	191	560	601
Depreciation and amortization	2,272	1,632	8,422	6,796
Stock-based compensation expense	4,755	1,627	9,259	6,649
Merger-related	3,356	716	11,447	716
Executive severance & restructuring	—	—	752	1,199

Adjusted EBITDA	$3,513	$1,448	$8,817	$2,259